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                                                                    Exhibit 99.1

       TERAYON AND TRIVENI DIGITAL DELIVER AN ALL-DIGITAL HD DISTRIBUTION
               SYSTEM FOR BROADCAST NETWORKS AND THEIR AFFILIATES

            NEW ANDES-HD SYSTEM HELPS MAXIMIZE BANDWIDTH EFFICIENCY, PRESERVE PICTURE QUALITY AND FACILITATE LOCAL MARKET BRANDING

Las Vegas - April 19, 2004 - NAB2004, Triveni Digital Booth #SU11936 -- Triveni Digital, the leading provider of solutions for the management and distribution of data in digital television systems, and Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading provider of broadband access, delivery and management solutions, have jointly developed a highly integrated, multi-functional, HDTV broadcast distribution system. The Advanced Network Distribution Enhancement System, ANDES-HD, enables networks and affiliates to seamlessly switch between national and local digital feeds and to implement various business rules for branding programming with logos and program-guide data. The system has the flexibility to implement complex and dynamic targeting of regional programming content, and provides highly accurate and automated switching between a large number of national and local HDTV streams. FOX Broadcasting Company will use this system to power its HD broadcast delivery system.

     ANDES-HD is being demonstrated this week at Triveni Digital's booth #SU11936 at the NAB (National Association of Broadcasters) tradeshow in Las Vegas.

     "For networks and their affiliates, the ANDES-HD system delivers an unprecedented level of flexibility and control over the branding and automated regional targeting of their programming. The coordination between local and national programming increases the quality of the final content and information that is delivered to the consumer," said Mark Simpson, president and CEO of Triveni Digital. "Triveni Digital is dedicated to providing the best solutions for the management, monitoring and distribution of data and metadata in digital television systems. Consequently, Terayon and our other partners in this market, continue to play a vital role in the success of our integrated systems."

     "Terayon is committed to broadcasters and to enabling their transition to the 'all digital' future," said Jeff Barco, vice president and general manager, Terayon's Digital Video Solutions group. "Working with leaders such as Triveni Digital we are able to offer compelling solutions for broadcasters' critical HDTV requirements. This joint solution, the ANDES-HD system, gives broadcasters exceptional flexibility in distributing, branding, localizing and managing their HDTV and standard definition digital broadcasts."

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     ANDES-HD combines the proven and powerful technologies available in the
SkyScraper(TM) data distribution and GuideBuilder(TM) products from Triveni Digital and the BP 5100-HD Broadcast Platform from Terayon. This combination provides an exceptionally cost-effective solution for the delivery, splicing, branding, monitoring and management of the different components of HD broadcast content including high quality video, audio, logo and program-guide content. The system is compatible with all HD formats and can also be used for standard definition (SD) digital transmissions.

     Leveraging the technology in Terayon's BP 5100-HD platform, all of the splicing, switching and logo insertion operations occur in the compressed digital domain, thereby ensuring high picture quality - a key value of digital SD and HD programming. Further, ANDES-HD enables networks and affiliates to rate shape and statistically remultiplex the streams to optimize bandwidth usage for satellite distribution, which translates into lower transponder usage and cost. By implementing this integrated platform, broadcasters benefit from a simplified integration and operational environment that offers better picture quality and is less costly than multi-box solutions.

     The SkyScraper and GuideBuilder products from Triveni Digital enable the networks to insert data such as digital cue tones, PSIP information, program metadata and other relevant data files into the broadcast stream for in-band distribution to each affiliate. By integrating the SkyScraper data receiver module into the BP 5100-HD platform, the end-to-end ANDES-HD system enables seamless delivery of these data elements between the network uplink and each affiliate, ensuring synchronization and seamless splicing between the local and national feeds, as well as streamlined and remote-enabled operations.

     The companies are continuing to collaborate on future enhancements to their joint ANDES-HD solution, including the addition of advanced PSIP and DVB-SI grooming features and support for data services.

ABOUT TRIVENI DIGITAL

     Triveni Digital, Inc., a subsidiary of LG Electronics, develops solutions that provide for the management and distribution of data and metadata in digital television systems. Triveni Digital's products for ATSC PSIP, DVB SI, data broadcasting, stream analysis and monitoring are renowned for their ease of use and innovative features. Working with leading industry partners, Triveni Digital employs an open and standards-compliant approach to the digital television market. Visit www.trivenidigital.com for more information.
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ABOUT TERAYON

     Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                     # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance capabilities of the TJ 715x cable modem, the BW 3500 CMTS and the BW 3200 CMTS; the reliability and capabilities of DOCSIS 2.0; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.